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                                                        EXHIBIT 1
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

                     IDENTIFICATION AND CLASSIFICATION OF THE SUBSIDIARIES WHICH ACQUIRED SECURITIES
                     --------------------------------------------------------------------------------

                          Citigroup Global Markets, Inc. is a broker or dealer registered under
                          Section 15 of the Act (15 U.S.C. 78o).

                          Citibank, N.A. is a bank as defined in Section 3(a)(6) of the
                          Act (15 U.S.C. 78c).

                          Tribeca Global Management LLC is an investment advisor in accordance with Section 240.13d-1(b)(1)(ii)(E).

                          Each of the undersigned hereby affirms the identification and Item 3 classification of the subsidiaries which acquired the security holdings reported in this Schedule 13G.


                          Date: February 5, 2008



                                               CITIGROUP INC.


                                               By: /s/ Riqueza V. Feaster
                                               -------------------------------------
                                               Name:  Riqueza V. Feaster
                                               Title: Assistant Secretary


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